SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 15, 2013

AMBAC FINANCIAL GROUP, INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-10777	13-3621676
(State of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

One State Street Plaza, New York, New York 10004

(Address of principal executive offices) (Zip Code)

(212) 668-0340

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 7.01	Regulation FD Disclosure

The Wisconsin Commissioner of Insurance, acting in his capacity as the rehabilitator (the “Rehabilitator”) of the Segregated Account (the “Segregated Account”) of Ambac Assurance Corporation (“Ambac Assurance”), a wholly owned subsidiary of Ambac Financial Group, Inc. (the “Company”), has confirmed that he is considering seeking authorization from the Rehabilitation Court (Circuit Court for Dane County, Wisconsin) for the Segregated Account to make cash payments in excess of 25% of permitted claims (“Supplemental Payments”) on certain financial guaranty policies (the “Policies”) in order to maximize reimbursements to the Segregated Account and increase claims-paying resources for the benefit of all Segregated Account policyholders.

The Rehabilitator has indicated that he initially anticipates seeking the authority to make Supplemental Payments on some or all of 14 Policies which relate to the following residential mortgage securities transactions:

Harborview Mortgage Loan Trust 2006-7

Harborview Mortgage Loan Trust 2006-9

Harborview Mortgage Loan Trust 2006-14

Harborview Mortgage Loan Trust 2007-2

IMPAC Secured Assets Corp. 2005-2

IMPAC Secured Assets Corp. 2006-3

IMPAC Secured Assets Corp. 2007-2

IMPAC Secured Assets Corp 2007-3

IndyMac INDX Mortgage Loan Trust 2005-AR18

IndyMac INDX Mortgage Loan Trust 2006-AR2

Lehman XS Trust Mortgage 2005-7N

Lehman XS Trust Mortgage 2005-9N

Lehman XS Trust Mortgage 2006-2N

Lehman XS Trust Mortgage 2007-7N

The Rehabilitator has given no guidance as to how he anticipates calculating the level of Supplemental Payments to be made on any Policy, although Ambac Assurance believes that the Rehabilitator will seek approval to pay such cash payment percentage on each Policy as is necessary in the Rehabilitator’s sole and absolute discretion to prevent amounts that would have been available to reimburse Ambac Assurance (had it paid under the relevant Policy in full) being paid to uninsured holders of securities.

As of today’s date, the Rehabilitator has not filed a motion with the Rehabilitation Court seeking approval for the payment of Supplemental Payments. Accordingly, there can be no assurances that the Rehabilitator will seek approval for any Supplemental Payments, that, if a motion is filed, the Rehabilitation Court will approve the Rehabilitator’s motion to make Supplemental Payments, or that, even if approved by the Rehabilitation Court, the Rehabilitator will make any Supplemental Payments.

Further details relating to the Supplemental Payments and the rehabilitation proceedings of the Segregated Account generally can be found in the Company’s Form 10-Q for the period ended March 31, 2013, filed on May 15, 2013, and on the website maintained by the Rehabilitator in connection with the Segregated Account’s rehabilitation proceeding: www.ambacpolicyholders.com.

The information in Item 7.01 of this report is being furnished, not filed, pursuant to Regulation FD. Accordingly, the information in Item 7.01 of this report will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1934, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by the Company, that the information in this report is material or complete or that investors should consider this information before making an investment decision with respect to any security of the Company or any of its affiliates.

Certain statements in this document and the exhibits are “forward looking statements” within the meaning of the Private Securities Litigation Reform Act. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from those included in these statements due to a variety of factors. More information about these factors is contained in the Company’s filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ambac Financial Group, Inc.
(Registrant)

Dated: May 17, 2013

	By:	/s/ Ronit Fischer
Ronit Fischer
First Vice President, Corporate Secretary and
Assistant General Counsel